EXHIBIT 23.01



                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Monmouth Community Bancorp:


We consent to incorporation by reference in Monmouth Community Bancorp's registration statement on Form S-8, pertaining to the Monmouth Community Bancorp Stock Option Plan, of our report dated February 26, 2002, relating to the consolidated balance sheets of Monmouth Community Bancorp and subsidiary as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended, which report appears in the Prospectus filed as part of Monmouth Community Bancorp's registration statement on Form SB-2 (Commission File No. 333-87352), effective July 23, 2002.




                                                            /s/ KPMG LLP
                                                            ---------------
                                                              KPMG LLP




Short Hills, New Jersey
October 31, 2002